Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES RECORD SECOND QUARTER 2021 RESULTS
RAISES FULL-YEAR EARNINGS OUTLOOK

•Year-to-date demand up more than 40% versus 2019; drove 18% average demand growth over the last twelve quarters
•Grew second-quarter net sales 70% (+36% versus 2019) with year-to-date net sales up 39% (+35% versus 2019)
•Reported second-quarter diluted EPS of $0.88; year-to-date EPS of $3.44, up 270% versus last year (+262% versus 2019)
•Generated $161 million in year-to-date operating cash flows and a trailing twelve-months ROIC greater than 33%
•Raised full-year 2021 EPS outlook to at least $7.25 versus prior EPS outlook of at least $6.50

MINNEAPOLIS – (July 20, 2021) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended July 3, 2021.

“Our differentiated sleep solutions have driven 18% average demand growth over the last twelve quarters including further acceleration in the second quarter,” said Shelly Ibach, President and CEO. “Robust consumer demand for Sleep Number 360® smart beds exceeded our expectations, while near-term supply constraints limited delivered net sales in June and July. We have made substantial progress in addressing temporary component shortages and expect strong delivery volumes the balance of the year. Sleep Number teams are driving higher than expected operational efficiencies, including operating profit margin expansion of 500 basis points versus the first half of 2019. We are raising our guidance for 2021 EPS to at least $7.25.”

Financial Overview
•Net sales year to date increased 39% compared with last year to $1.05 billion and were up 35% versus the first half of 2019; average trailing twelve-months (ttm) sales per store were more than $3.5 million; supply constraints limited second-quarter deliveries
•Gross profit year to date increased 39% to $649 million, or 61.6% of net sales, compared with 61.4% in 2020, and 61.3% in 2019 comparable periods
•Operating income year to date increased 161% to $106 million, or 10.1% of net sales, compared with 5.4% in 2020, and 5.1% in 2019 comparable periods
•Earnings per diluted share year to date increased 270% to a record $3.44 compared with $0.93 in 2020, and $0.95 in 2019 comparable periods

Cash Flows and Liquidity Review
•Generated $161 million in net cash from operating activities for the first six months of 2021, up 86% versus last year and 129% greater than the first six months of 2019
•Invested $32 million in capital expenditures and $267 million in Sleep Number stock during the first six months of 2021
•Leverage ratio of 2.2x EBITDAR at the end of the second quarter, compared with 2.8x a year ago and our 2.5x-3.0x longer-term target
•Increased return on invested capital (ROIC) to more than 33% for the ttm period, compared with 17.2% for the prior-year comparable period

Financial Outlook
The company raised its 2021 earnings per diluted share outlook to at least $7.25, which is at least 58% greater than 2020 full-year results excluding the impact of the 53rd week and nearly three times 2019 EPS. The outlook assumes an estimated effective income tax rate of 25% for the balance of the year. The company expects to generate more than $300 million of operating cash flows in 2021 with capital expenditures of approximately $75 million.

Sleep Number Announces Second-quarter 2021 Results - Page 2 of 9
Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Individuality is the foundation of Sleep Number. Our purpose driven company is comprised of over 5,000 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. We have improved over 13 million lives and are positively impacting society’s wellbeing through higher-quality sleep.

Our award-winning 360® smart beds are informed by science. They learn from over one billion sleep sessions of highly-accurate, real-world sleep data – the cumulation of nearly 11 billion hours’ worth - to automatically adjust to each sleeper and provide effortless comfort and proven quality sleep. Our 360 smart beds deliver individualized sleep health reports and insights, including a daily SleepIQ® score, and are helping to advance meaningful sleep health solutions by applying sleep science and research.

For life-changing sleep, visit SleepNumber.com or one of our approximately 620 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s expectations for generating certain operating cash flows in 2021, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious disease, including the COVID-19 pandemic and related consequences such as supply shortages, labor disruptions, and recommendations and/or mandates from federal, state and local authorities to close certain businesses or limit occupancy or operating hours; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our Total Retail distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line, and consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products and the adequacy of our intellectual-property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual-property rights of others or do not comply with laws or regulations; availability of attractive and cost-effective consumer credit options; our lean manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, strikes and the potential for shortages in supply; risks of disruption in the operation of any of our main manufacturing facilities or assembly and distribution facilities; increasing government regulation; pending or unforeseen litigation and the potential for adverse publicity associated with litigation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and cybersecurity; the costs and potential disruptions to our business related to enhancing, patching, upgrading our information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security or accessibility of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces Second-quarter 2021 Results - Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 3, 2021	% of Net Sales	June 27, 2020	% of Net Sales
Net sales	$484,316	100.0%	$284,938	100.0%
Cost of sales	191,465	39.5%	121,928	42.8%
Gross profit	292,851	60.5%	163,010	57.2%
Operating expenses:
Sales and marketing	205,994	42.5%	130,165	45.7%
General and administrative	41,220	8.5%	36,716	12.9%
Research and development	15,916	3.3%	8,254	2.9%
Total operating expenses	263,130	54.3%	175,135	61.5%
Operating income (loss)	29,721	6.1%	(12,125)	(4.3%)
Interest expense, net	1,607	0.3%	3,940	1.4%
Income (loss) before income taxes	28,114	5.8%	(16,065)	(5.6%)
Income tax expense (benefit)	5,864	1.2%	(3,435)	(1.2%)
Net income (loss)	$22,250	4.6%	$(12,630)	(4.4%)

Net income (loss) per share – basic	$0.91		$(0.45)

Net income (loss) per share – diluted	$0.88		$(0.45)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	24,371		27,923
Dilutive effect of stock-based awards [1]	823		—
Diluted weighted-average shares outstanding [1]	25,194		27,923

1 For the three months ended June 27, 2020, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Second-quarter 2021 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 3, 2021	% of Net Sales	June 27, 2020	% of Net Sales
Net sales	$1,052,572	100.0%	$757,504	100.0%
Cost of sales	403,803	38.4%	292,363	38.6%
Gross profit	648,769	61.6%	465,141	61.4%
Operating expenses:
Sales and marketing	429,611	40.8%	337,909	44.6%
General and administrative	83,812	8.0%	67,788	8.9%
Research and development	29,202	2.8%	18,755	2.5%
Total operating expenses	542,625	51.6%	424,452	56.0%
Operating income	106,144	10.1%	40,689	5.4%
Interest expense, net	2,584	0.2%	6,284	0.8%
Income before income taxes	103,560	9.8%	34,405	4.5%
Income tax expense	14,676	1.4%	7,895	1.0%
Net income	$88,884	8.4%	$26,510	3.5%

Net income per share – basic	$3.57		$0.95

Net income per share – diluted	$3.44		$0.93

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	24,874		27,890
Dilutive effect of stock-based awards	995		633
Diluted weighted-average shares outstanding	25,869		28,523

Sleep Number Announces Second-quarter 2021 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	July 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$2,173	$4,243
Accounts receivable, net of allowances of $1,098 and $1,046, respectively	23,205	31,871
Inventories	88,577	81,362
Income taxes receivable	1,578	—
Prepaid expenses	28,900	20,839
Other current assets	42,564	43,489
Total current assets	186,997	181,804
Non-current assets:
Property and equipment, net	182,398	175,223
Operating lease right-of-use assets	344,423	314,226
Goodwill and intangible assets, net	71,669	72,871
Other non-current assets	69,009	56,012
Total assets	$854,496	$800,136
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$382,200	$244,200
Accounts payable	129,922	91,904
Customer prepayments	119,435	72,017
Accrued sales returns	21,217	24,765
Compensation and benefits	54,219	76,786
Taxes and withholding	13,779	23,339
Operating lease liabilities	67,648	62,077
Other current liabilities	57,708	60,856
Total current liabilities	846,128	655,944
Non-current liabilities:
Deferred income taxes	663	242
Operating lease liabilities	311,672	283,084
Other non-current liabilities	99,691	84,844
Total non-current liabilities	412,026	368,170
Total liabilities	1,258,154	1,024,114
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 23,622 and 25,390 shares issued and outstanding, respectively	236	254
Additional paid-in capital	—	—
Accumulated deficit	(403,894)	(224,232)
Total shareholders’ deficit	(403,658)	(223,978)
Total liabilities and shareholders’ deficit	$854,496	$800,136

Sleep Number Announces Second-quarter 2021 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Six Months Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$88,884	$26,510
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,800	30,811
Stock-based compensation	12,385	7,084
Net loss on disposals and impairments of assets	78	224
Deferred income taxes	421	4,383
Changes in operating assets and liabilities:
Accounts receivable	8,666	4,224
Inventories	(7,215)	5,391
Income taxes	(11,625)	2,508
Prepaid expenses and other assets	(13,407)	7,018
Accounts payable	23,232	(14,804)
Customer prepayments	47,418	16,987
Accrued compensation and benefits	(22,387)	(7,405)
Other taxes and withholding	487	(3,594)
Other accruals and liabilities	4,683	7,664
Net cash provided by operating activities	161,420	87,001

Cash flows from investing activities:
Purchases of property and equipment	(32,012)	(21,695)
Proceeds from sales of property and equipment	12	25
Purchase of intangible assets	—	(945)
Net cash used in investing activities	(32,000)	(22,615)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	146,447	(26,364)
Repurchases of common stock	(280,915)	(41,774)
Proceeds from issuance of common stock	3,535	4,100
Debt issuance costs	(557)	(290)
Net cash used in financing activities	(131,490)	(64,328)

Net (decrease) increase in cash and cash equivalents	(2,070)	58
Cash and cash equivalents, at beginning of period	4,243	1,593
Cash and cash equivalents, at end of period	$2,173	$1,651

Sleep Number Announces Second-quarter 2021 Results - Page 7 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Percent of sales:
Retail stores	88.1%	72.2%	87.0%	84.6%
Online, phone, chat and other	11.9%	27.8%	13.0%	15.4%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	102%	(40%)	41%	(14%)
Online, phone and chat	(28%)	209%	17%	107%
Total Retail comparable sales change	65%	(21%)	37%	(5%)
Net opened/closed stores and other	5%	1%	2%	2%
Total Company	70%	(20%)	39%	(3%)

Stores open:
Beginning of period	607	611	602	611
Opened	26	6	37	14
Closed	(12)	(19)	(18)	(27)
End of period	621	598	621	598

Other metrics:
Average sales per store ($ in 000's) [1,4]	$3,542	$2,830
Average sales per square foot [1,4]	$1,203	$988
Stores > $2 million net sales [2,4]	82%	63%
Stores > $3 million net sales [2,4]	47%	25%
Average revenue per mattress unit [3]	$5,094	$4,767	$5,059	$4,839

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail mattress units.
4 Fiscal 2020 included 53 weeks, as compared to 52 weeks in fiscal 2021 and 2019. The additional week in 2020 was in the fiscal fourth quarter. Total Retail comparable sales have been adjusted to remove the estimated impact of the additional week on those metrics.

Sleep Number Announces Second-quarter 2021 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income (loss)	$22,250	$(12,630)	$201,563	$78,657
Income tax expense (benefit)	5,864	(3,435)	43,564	22,141
Interest expense	1,607	4,022	5,227	12,131
Depreciation and amortization	15,006	15,253	59,802	60,951
Stock-based compensation	5,968	5,033	27,114	15,853
Asset impairments	—	246	142	294
Adjusted EBITDA	$50,695	$8,489	$337,412	$190,027

Free Cash Flow
(in thousands)

	Three Months Ended		Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net cash provided by operating activities	$49,822	$2,060	$354,080	$205,814
Subtract: Purchases of property and equipment	20,466	11,344	47,417	47,038
Free cash flow	$29,356	$(9,284)	$306,663	$158,776

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	July 3, 2021	June 27, 2020
Borrowings under revolving credit facility	$382,200	$227,240
Outstanding letters of credit	3,997	3,997
Finance lease obligations	594	704
Consolidated funded indebtedness	$386,791	$231,941
Capitalized operating lease obligations [1]	571,358	542,095
Total debt including capitalized operating lease obligations (a)	$958,149	$774,036

Adjusted EBITDA (see above)	$337,412	$190,027
Consolidated rent expense	95,226	90,349
Consolidated EBITDAR (b)	$432,638	$280,376

Net Leverage Ratio under revolving credit facility (a divided by b)	2.2 to 1.0	2.8 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2021 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	July 3, 2021	June 27, 2020
Net operating profit after taxes (NOPAT)
Operating income	$250,352	$112,831
Add: Rent expense [1]	95,226	90,349
Add: Interest income	2	97
Less: Depreciation on capitalized operating leases [2]	(24,577)	(23,331)
Less: Income taxes [3]	(76,939)	(42,735)
NOPAT	$244,064	$137,211

Average invested capital
Total deficit	$(403,658)	$(163,018)
Add: Long-term debt [4]	382,794	227,944
Add: Capitalized operating lease obligations [5]	761,808	722,792
Total invested capital at end of period	$740,944	$787,718

Average invested capital [6]	$733,151	$797,862

Return on invested capital (ROIC) [7]	33.3%	17.2%

1	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
2
Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 5) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3	Reflects annual effective income tax rates, before discrete adjustments, of 24.0% and 23.7% for 2021 and 2020, respectively.
4	Long-term debt includes existing finance lease liabilities.
5
A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

6	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
7	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.